Exhibit 99.1

November 12, 2024

Dear Fellow Shareholders:

We are encouraged to report a return to year-on-year revenue growth for the third quarter of 2024. We remain confident in the long-term strength and value of the Technology sector and, within it, the growing demand for data-driven marketing that delivers growth and market share for technology vendors. We believe TechTarget’s unique position in this increasingly important sector is well placed to capture demand as market activity picks up, and that the proposed combination with Informa Tech’s Digital Businesses will only strengthen this position.

In the near-term, enterprise technology companies’ marketing investments remain subdued – driven primarily by macro factors such as higher interest rates and geopolitical tension – but they remain focused on and committed to R&D, particularly related to AI. Over time, this is expected to result in new products being introduced to the market and with it, greater commitment to sales and marketing to maximize the return on R&D investments. Coupled with signs of an improving interest rate environment and the uncertainty of the US election behind us, there are reasons to believe the economic backdrop may start to become more supportive.

Against this backdrop, TechTarget delivered modest year-on-year revenue growth in Q3. From what we can see today, we expect the broader tech B2B market landscape to show similar low to mid single digit growth in Q4 and through the early part of 2025. Importantly, we continued to see consistent cash collection from customers through the period, with our DSO1 improving to 64 days from 70 days at September 30, 2024 and 2023, respectively, and our reserve for doubtful accounts decreasing by $2.0 million from year end 2023.

In Q3, we used our strong balance sheet to further invest in key areas of our business, positioning us well for market share gains in the short-term and accelerated growth over the long-term, as the market recovers. This included further investment in high-quality content in order to attract, grow, and engage our large permission-based audiences. These audiences in turn generate first-party intent insights that our customers’ sales and marketing departments prioritize when engaging with the right buying teams to accelerate pipeline opportunities.

Beyond content, we also continue to invest in enhancing our core platforms and expanding our product offering, most recently including:

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In April, we introduced TechTarget Account Intent Feeds, a new Priority Engine-based offering that delivers a weekly stream of highly actionable account data directly into customers’ CRM and ABM platforms. This separately purchased product injects our unique purchase insights around prospective accounts into our customers’ workflows to support programmatic and social advertising outreach, account prioritization and insights for sellers, and ABM segment creation. We are pleased with the early results for customer acquisition, a growing pipeline, and positive feedback on the quality of the first-party account intent data we are providing to our clients. The partnership we previously announced with the 6Sense Revenue AI Platform continues to deliver value for joint customers whose focus is to identify and engage with their most promising accounts at the right time. This partnership creates a direct integration of TechTarget Account Intent Feeds with the 6Sense Revenue AI Platform, enabling our mutual customers to easily leverage our first-party insights and get more value from their investment across both solutions.

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In July, we launched TechTarget Market Monitor™, a Priority Engine-based service that helps our customers more accurately understand the real-time dynamics that affect their sales and marketing outreach. This includes the types of accounts and buyers who are actively researching purchases, the topics generating the most interest, and the most viewed content. These insights help our customers decide how to focus their outreach, what segments to target, and what content angles are resonating particularly well against their objectives. Initially, we are making this service available to our Enterprise Strategy Group customers with annual subscriptions for Research, Advisory, and Intent Insights. We are confident that the insights being generated through TechTarget Market Monitor provide practical value to the broader marketing use cases that we serve, and we plan to make this service available to our overall Priority Engine customer base in Q4.
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In October, we announced Priority Engine – Demand, which is the first step in unifying the customer experience across all TechTarget solutions. This annual subscription offering will enable clients to target accounts and specific buying teams within those accounts, leverage TechTarget’s IntentMail AI™ for buying groups, create custom content hubs, and provide real-time analytics across campaigns and content assets to assess performance.

These investments in our product offering and platform capabilities demonstrate our steadfast belief in the increasing value of first-party intent insights to our customers and the corollary need for high quality analytics that provide real-time performance metrics.

For Q3 2024:

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GAAP revenue was approximately $58.5 million, an increase of 2%. Net loss was approximately $1.7 million, a decrease of 201%; Net income margin was -3%. Adjusted EBITDA2 decreased 5% to $16.5 million; Adjusted EBITDA Margin2 was 28%.
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GAAP Gross Margin was 62%; Adjusted Gross Margin2 was 67%.
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Cash flow from operations was $19.7 million; Free Cash Flow2 was $15.6 million.

Update on Combination with Informa Tech’s Digital Businesses

We remain as confident as ever that the proposed combination with Informa Tech’s Digital Businesses is the right thing for TechTarget, creating further scale in content and first party data, expanding our reach into Specialist Tech Research, and enabling us to provide customers with a full end-to-end product offering.

The transaction is expected to close in Q4, following the successful delivery of key milestones during Q3, including commencing the mailing of our definitive proxy statement to TechTarget shareholders on October 25. Furthermore, on October 18, 2024, we confirmed a Special Meeting date of November 26 at 10am ET for TechTarget shareholders to vote on the combination. Meanwhile, we continue to execute on our long-term strategy to create a leading global B2B growth accelerator.

Balance Sheet and Liquidity

As of September 30, 2024, we had approximately $355.8 million in cash, cash equivalents and short-term investments.

As of September 30, 2024, we had approximately $417 million aggregate principal amount of convertible senior notes outstanding, which are convertible into shares of our common stock contingent upon the satisfaction of certain conditions contained within the applicable indenture governing the notes. Our 2025 convertible senior notes ($3 million aggregate principal amount outstanding as of September 30, 2024) bear interest at a rate of 0.125% per annum, have regular semi-annual interest payments (June and December) and mature in December 2025. Our 2026 convertible senior notes ($414 million aggregate principal amount outstanding as of September 30, 2024) do not bear interest and mature in December 2026.

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Repurchase Plan

In November 2022, we announced the adoption of a repurchase program (the “November 2022 Program”) that authorized the repurchase of up to $200 million of our outstanding common stock and convertible debt from time to time on the open market or in privately negotiated transactions with an expiration in November of 2024.

We did not have any repurchase activity during the quarter ended September 30, 2024. We may still repurchase up to $92.9 million of our outstanding common stock and convertible debt under the November 2022 Repurchase Program, subject to Informa’s approval (which may not be unreasonably withheld, conditioned, or delayed).

Summary

We remain confident that TechTarget’s offering uniquely meets a growing demand for data-driven marketing. Further enhanced and differentiated by the ongoing investments in our platform and our pending combination with Informa Tech’s Digital Businesses, we believe TechTarget will reinforce its position as a leading, comprehensive solution in a growing yet fragmented market, to drive continued performance and value for our shareholders, customers, partners, and employees.

Sincerely,

Michael Cotoia	Greg Strakosch
Chief Executive Officer	Executive Chairman

© 2024 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks of TechTarget. All other trademarks are the property of their respective owners.

___________________
1Key Performance Indicator. See “Non-GAAP Financial Measures And KPIs” for definition.

2Non-GAAP measures. See “Non-GAAP Financial Measures And KPIs” for definitions and reconciliations.

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Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today (November 12, 2024). Our Letter to Shareholders with supplemental financial information will be posted to the Investor Relations section of our website.

NOTE: Our Letter to Shareholders will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the investor relations website at https://investor.techtarget.com. The conference call can also be heard via telephone by dialing:

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United States (Toll Free): +1 833 470 1428
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United States: +1 404 975 4839
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Canada (Toll Free): 1 833 950 0062
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Canada: 1 226 828 7575
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Access code: 508085

Please access the call at least 10 minutes prior to the start time and ask to join the TechTarget call. For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning November 12, 2024 one (1) hour after the conference call through December 12, 2024. To listen to the replay:

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United States (Toll Free): 1 866 813 9403
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United States: 1 929 458 6194
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Canada: 1 226 828 7578
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Access Code: 503856

The webcast replay will also be available on https://investor.techtarget.com during the same period.

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Non-GAAP Financial Measures and KPIs

This letter and the accompanying tables include a discussion of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income, Adjusted Net Income Per Share and Free Cash Flow, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with GAAP.

“Adjusted EBITDA”means earnings before net interest, other income and expense such as asset impairment (including expenses related to the induced conversion of our 2025 convertible notes), income taxes, depreciation and amortization, as further adjusted to include acquired unearned revenue and to exclude stock-based compensation and other one-time charges, such as costs related to mergers, acquisitions or reduction in forces expenses, if any.

“Adjusted EBITDA Margin”means Adjusted EBITDA divided by Revenue.

“Adjusted Gross Margin”means Adjusted Gross Profit divided by Revenue.

“Adjusted Gross Profit”means gross profit adding back the effects of stock compensation, depreciation and amortization, and the impact of fair value adjustments to acquired unearned revenue.

“Adjusted Net Income” means net income adjusted for amortization, stock-based compensation, foreign exchange, interest on our debt instruments (including expenses related to the induced conversion of our 2025 convertible notes), impact of the fair value adjustment to contingent consideration and acquired unearned revenue and one-time charges, if any, as further adjusted for the related income tax impact of the adjustments.

“Adjusted Net Income Per Share” means Adjusted Net Income divided by adjusted weighted average diluted shares outstanding. We adjust the average diluted shares outstanding to include shares on the if converted basis for our convertible note.

“DSO” means days sales outstanding, which we define as net accounts receivable at quarter end divided by total revenue for the applicable period, multiplied by the number of days in the applicable period.

“Free Cash Flow” means the change in net cash provided by operations less purchases of equipment and other capitalized assets.

“Longer-Term Contracts”means contracts in excess of 270 days.

“Longer-Term Revenue”means the amount of revenue subject to Longer-Term Contracts.

“Net Income (excluding transaction and related expenses)” means GAAP Net Income less the effects of transaction and related expenses. This measure is presented as part of our full-year guidance and excludes the effects of transaction and related expenses, which we are unable to estimate for the full year of 2024 without unreasonable effort.

“Revenue from Our Legacy Global Customers” means GAAP revenue from this cohort of customers. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definitions of Adjusted EBITDA, Free Cash Flow, Adjusted EBITDA margin, Adjusted Gross Margin, Adjusted Net Income, and Adjusted Net Income Per Share, may not be comparable to the definitions as reported by other companies. We believe that these measures provide relevant and useful information to enable us and investors to compare our operating performance using an additional measurement. We use these measures in our internal management reporting and planning process as primary measures to evaluate the operating performance of our business, as well as potential acquisitions.

The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, Adjusted EBITDA, Adjusted Revenue growth and the percentage of revenue under Longer-Term Contracts are used as the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors. Adjusted Net Income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business, such as costs related to acquisitions and interest on our debt instruments. Free Cash Flow represents net cash provided by operating activities excluding purchases of property and equipment and other capitalized assets. Free Cash Flow provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment and other capitalized assets, which can then be used to, among other things, invest in the business and make strategic acquisitions. A limitation of the utility of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in our cash balance for the period. We use revenue from our legacy global customers to monitor customer concentration trends within the Company, which we deem an important metric for evaluating revenue diversification. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables, except that full reconciliations of certain forward-looking non-GAAP measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including but not limited to, stock-based compensation and other one-time charges such as acquisitions. We use DSO as a key performance indication and as a measurement of the quality and status of our receivables since lower DSO is generally correlated with higher collection rates.

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Additional Information and Where to Find It

In connection with the proposed transaction (the “proposed transaction”), Toro CombineCo, Inc. (“NewCo”) filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (File No. 333-280529) (the “Registration Statement”) containing a proxy statement of TechTarget that also constitutes a prospectus of NewCo (the “Proxy Statement/Prospectus”). The Registration Statement was declared effective by the SEC on October 25, 2024, and was first mailed to TechTarget’s stockholders on or about October 25, 2024. TechTarget and NewCo may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for any proxy statement, registration statement or prospectus, or any other document that TechTarget or NewCo (as applicable) may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, TECHTARGET INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED BY TECHTARGET OR NEWCO WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. TechTarget investors and security holders may obtain free copies of the definitive Proxy Statement/Prospectus filed on October 25, 2024, as well as other filings containing important information about TechTarget, NewCo, and other parties to the proposed transaction (including Informa PLC (“Informa”)), without charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by TechTarget will be available free of charge under the tab “Financials” on the “Investor Relations” page of TechTarget’s internet website at investor.techtarget.com or by contacting TechTarget’s Investor Relations Department at investor@techtarget.com.

Participants in the Solicitation

TechTarget, NewCo and Informa, and their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies from TechTarget’s stockholders in connection with the proposed transaction. Information regarding the directors of Informa is contained in Informa’s annual reports and accounts available on Informa’s website at www.informa.com/investors and in the National Storage Mechanism at data.fca.org.uk/#/nsm/nationalstoragemechanism. Information regarding the directors and executive officers of TechTarget is contained in TechTarget’s proxy statement for its 2024 annual meeting of stockholders, filed with the SEC on April 17, 2024, and in other documents subsequently filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct or indirect interests, by security holdings or otherwise, is included in the definitive Proxy Statement/Prospectus filed on October 25, 2024 and may be contained in other relevant materials that are filed or will be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This Press Release is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve substantial risks and uncertainties. All statements, other than historical facts, are forward-looking statements, including: statements regarding the expected timing and structure of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected benefits of the proposed transaction, such as improved operations, enhanced revenues and cash flow, synergies, growth potential, market profile, business plans, expanded portfolio and financial strength; the competitive ability and position of NewCo following completion of the proposed transaction; legal, economic, and regulatory conditions; and any assumptions underlying any of the foregoing. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “plan,” “could,” “would,” “project,” “predict,” “continue,” “target,” or the negatives of these words or other similar terms or expressions that concern TechTarget’s or NewCo’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements are based upon current plans, estimates, and expectations that are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. We can give no assurance that such plans, estimates,

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or expectations will be achieved, and therefore, actual results may differ materially from any plans, estimates, or expectations in such forward-looking statements.

Important factors that could cause actual results to differ materially from such plans, estimates, or expectations include, among others: that one or more closing conditions to the proposed transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the proposed transaction, may require conditions, limitations, or restrictions in connection with such approvals or that the required approval by the shareholders of TechTarget may not be obtained; the risk that the proposed transaction may not be completed in the time frame expected by TechTarget, NewCo or Informa, or at all; unexpected costs, charges, or expenses resulting from the proposed transaction; uncertainty of the expected financial performance of NewCo following completion of the proposed transaction; failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integrating the relevant portion of Informa tech digital businesses with the business of TechTarget; the ability of NewCo to implement its business strategy; difficulties and delays in achieving revenue and cost synergies of NewCo; the occurrence of any event that could give rise to termination of the proposed transaction; potential litigation in connection with the proposed transaction or other settlements or investigations that may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification, and liability; evolving legal, regulatory, and tax regimes; changes in economic, financial, political, and regulatory conditions, in the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, pandemics, geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade, and policy changes associated with the current or subsequent U.S. administration; risks related to disruption of management time from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact TechTarget’s ability to pursue certain business opportunities or strategic transactions; TechTarget’s, NewCo’s and Informa’s ability to meet expectations regarding the accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of TechTarget’s common stock; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of TechTarget to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders, strategic partners and other business relationships and on its operating results and business generally; market acceptance of TechTarget’s and the relevant portion of Informa Tech digital businesses’ products and services; the impact of pandemics and future health epidemics and any related economic downturns, on TechTarget’s business and the markets in which it and its customers operate; changes in economic or regulatory conditions or other trends affecting the internet, internet advertising and information technology industries; data privacy and artificial intelligence laws, rules, and regulations; the impact of foreign currency exchange rates; certain macroeconomic factors facing the global economy, including instability in the regional banking sector, disruptions in the capital markets, economic sanctions and economic slowdowns or recessions, rising inflation and interest rate fluctuations on TechTarget’s and the relevant portion of Informa Tech digital businesses’ results and other matters included in TechTarget’s filings with the SEC, including in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2023. These risks, as well as other risks associated with the proposed transaction, are more fully discussed the definitive Proxy Statement/Prospectus filed on October 25, 2024 and may be contained in other relevant materials that are filed or will be filed with the SEC (when they become available). While the list of factors presented here and in the definitive Proxy Statement/Prospectus are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. We caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this communication.

Any forward-looking statements speak only as of the date of this communication. None of TechTarget, NewCo or Informa undertakes any obligation to update any forward-looking statements, whether as a result of new information or developments, future events, or otherwise, except as required by law. Neither future distribution of this communication nor the continued availability of this communication in archive form on TechTarget’s website at investor.techtarget.com or Informa’s website at www.informa.com/investors should be deemed to constitute an update or re-affirmation of these statements as of any future date.

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TechTarget, Inc.

Consolidated Balance Sheet

(in 000’s, except per share data)

	September 30, 2024	December 31, 2023
Assets	(Unaudited)	(Unaudited)
Current assets:
Cash and cash equivalents	$278,519	$226,668
Short-term investments	77,310	99,601
Accounts receivable, net of allowance for doubtful accounts of $2,996 and $5,028, respectively	40,438	39,239
Prepaid taxes	3,928	1,634
Prepaid expenses and other current assets	5,660	4,331
Total current assets	405,855	371,473
Property and equipment, net	26,851	24,917
Goodwill	196,004	194,074
Intangible assets, net	84,755	89,163
Operating lease assets with right-of-use	14,605	17,166
Deferred tax assets	4,248	2,445
Other assets	652	650
Total assets	$732,970	$699,888
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,616	$5,312
Current operating lease liabilities	3,556	4,049
Accrued expenses and other current liabilities	8,133	9,041
Accrued compensation expenses	1,817	1,345
Income taxes payable	1,201	2,522
Contract liabilities	17,354	14,721
Total current liabilities	38,677	36,990
Non-current operating lease liabilities	13,933	16,615
Convertible senior notes	412,154	410,500
Deferred tax liabilities	18,730	12,856
Total liabilities	483,494	476,961
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 59,480,004 and 58,659,065 shares issued, respectively; 29,235,043 and 28,415,144 shares outstanding, respectively	59	59
Treasury stock, at cost; 30,244,961 and 30,243,921 shares, respectively	(329,118)	(329,118)
Additional paid-in capital	504,471	471,696
Accumulated other comprehensive loss	(276)	(4,542)
Retained earnings	74,340	84,832
Total stockholders’ equity	249,476	222,927
Total liabilities and stockholders’ equity	$732,970	$699,888

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TechTarget, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(in 000’s, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$58,472	$57,128	$169,022	$172,671
Cost of revenue(1)	21,298	18,250	61,870	54,006
Amortization of acquired technology	723	700	2,128	2,067
Gross profit	36,451	38,178	105,024	116,598
Operating expenses:
Selling and marketing(1)	22,269	23,944	68,419	73,615
Product development(1)	2,948	2,700	8,345	7,766
General and administrative(1)	6,607	7,383	20,927	23,007
Transaction and related expenses	2,645	—	11,240	—
Depreciation, excluding depreciation of $1,380, $996, $3,832 and $2,760, respectively, included in cost of revenue	2,317	2,180	6,930	6,275
Amortization	1,513	1,502	4,509	4,501
Total operating expenses	38,299	37,709	120,370	115,164
Operating income (loss)	(1,848)	469	(15,346)	1,434
Interest and other income, net	3,609	2,791	9,958	8,463
Gain from early extinguishment of debt	—	5,033	—	5,033
Income (loss) before provision for income taxes	1,761	8,293	(5,388)	14,930
Provision for income taxes	3,477	6,551	5,104	8,868
Net income (loss)	$(1,716)	$1,742	$(10,492)	$6,062
Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on investments (net of tax provision effect of $217, $6, $213 and $(16), respectively)	$766	$21	$752	$(58)
Foreign currency translation gain (loss)	4,067	(2,459)	3,514	1,228
Other comprehensive income (loss)	4,833	(2,438)	4,266	1,170
Comprehensive income (loss)	$3,117	$(696)	$(6,226)	$7,232
Net income (loss) per common share:
Basic	$(0.06)	$0.06	$(0.37)	$0.21
Diluted	$(0.06)	$0.06	$(0.37)	$0.21
Weighted average common shares outstanding:
Basic	28,868	28,073	28,646	28,295
Diluted	28,868	28,206	28,646	28,484

(1) Amounts include stock-based compensation expense as follows:

Cost of revenue	$725	$877	$2,096	$2,529
Selling and marketing	5,466	7,064	18,190	22,445
Product development	534	419	1,473	1,308
General and administrative	3,021	3,166	10,789	10,204

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TechTarget, Inc.

Consolidated Statements of Cash Flows

(in 000’s, except per share data)

	For the Nine Months Ended
	September 30,
	2024	2023
	(Unaudited)
Operating activities:
Net income (loss)	$(10,492)	$6,062
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	10,762	9,035
Amortization	6,637	6,568
Provision for bad debt	(1,125)	2,003
Stock-based compensation	32,548	36,486
Amortization of debt issuance costs	1,653	1,850
Deferred tax benefit	3,314	(2,137)
Gain on early extinguishment of debt	—	(5,033)
Changes in operating assets and liabilities:
Accounts receivable	(9)	15,055
Operating lease assets with right of use	2,098	1,594
Prepaid expenses and other current assets	(5,160)	166
Other assets	—	(100)
Accounts payable	1,286	1,616
Income taxes payable	202	(4,336)
Accrued expenses and other current liabilities	(972)	(2,147)
Accrued compensation expenses	459	(1,380)
Operating lease liabilities with right of use	(2,786)	(2,435)
Contract liabilities	2,530	(9,067)
Net cash provided by operating activities	40,945	53,800
Investing activities:
Purchases of property and equipment, and other capitalized assets, net	(12,572)	(10,906)
Purchases of investments	(3,383)	(77,261)
Maturities of investments	26,649	—
Net cash provided by (used in) investing activities	10,694	(88,167)
Financing activities:
Tax withholdings related to net share settlements	(336)	(4,551)
Purchase of treasury shares and related costs	—	(50,000)
Proceeds from stock option exercises	—	18
Issuance of common stock from ESPP	563	650
Payment of repurchase of convertible senior notes	—	(42,560)
Payment of earnout liabilities	—	(2,267)
Net cash provided by (used in) financing activities	227	(98,710)
Effect of exchange rate changes on cash and cash equivalents	(15)	660
Net increase (decrease) in cash and cash equivalents	51,851	(132,417)
Cash and cash equivalents at beginning of period	226,668	344,523
Cash and cash equivalents at end of period	$278,519	$212,106
Supplemental disclosure of cash flow information:
Cash paid for taxes, net	$5,506	$15,444
Schedule of non-cash investing and financing activities:
Right of use assets and lease liabilities	$26	$492

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TechTarget, Inc.

Reconciliation of Gross Profit to Adjusted Gross Profit

(in 000’s)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Gross Profit	$36,451	$38,178	$105,024	$116,598
Stock compensation	725	877	2,096	2,529
Depreciation and amortization	2,103	1,696	5,960	4,827
Adjusted Gross Profit	$39,279	$40,751	$113,080	$123,954
Gross Margin	62%	67%	62%	68%
Adjusted Gross Margin	67%	71%	67%	72%

TechTarget, Inc.

Reconciliation of Cash Provided by Operations to Free Cash Flow

(in 000’s)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Net cash provided by operating activities	$19,732	$25,826	$40,945	$53,800
Purchases of property and equipment, and other capitalized assets, net	(4,172)	(3,615)	(12,572)	(10,906)
Free Cash Flow	$15,560	$22,211	$28,373	$42,894

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TechTarget, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Net Income (Loss) Margin to Adjusted EBITDA Margin

(in 000’s)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Net income (loss)	$(1,716)	$1,742	$(10,492)	$6,062
Interest income, net	(3,365)	(2,936)	(9,867)	(8,535)
Provision for income taxes	3,477	6,551	5,104	8,868
Depreciation and amortization	5,932	5,377	17,398	15,603
EBITDA	4,328	10,734	2,143	21,998
Stock-based compensation expense	9,746	11,526	32,548	36,486
Gain on early extinguishment of debt	—	(5,033)	—	(5,033)
Other expense (income), net	(244)	146	(91)	72
Transaction and related expenses	2,645	—	11,240	—
Adjusted EBITDA	16,475	17,373	45,840	53,523
Net income (loss) margin	-3%	3%	-6%	4%
Adjusted EBITDA margin	28%	30%	27%	31%

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TechTarget, Inc.

Reconciliation of Net Income (Loss) to Adjusted Net Income and

Net Income (Loss) per Diluted Share to Adjusted Net Income per Diluted Share

(in 000’s, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Net income (loss)	$(1,716)	$1,742	$(10,492)	$6,062
Provision for income taxes	3,477	6,551	5,104	8,868
Net income (loss) before taxes	1,761	8,293	(5,388)	14,930
Amortization of intangible assets	2,236	2,202	6,637	6,568
Transaction and related expenses	2,645	—	11,240	—
Gain from early extinguishment of debt	—	(5,033)	—	(5,033)
Stock-based compensation expense	9,746	11,526	32,548	36,486
Foreign exchange loss and interest expense	309	794	1,565	2,093
Adjusted income tax provision (1)	(3,230)	(4,435)	(9,845)	(13,692)
Adjusted net income	$13,467	$13,347	$36,757	$41,352

Net income (loss) per diluted share(2)	$(0.06)	$0.06	$(0.37)	$0.21
Weighted average diluted shares outstanding	28,868	28,206	28,646	28,484

Adjusted net income per diluted share	$0.42	$0.43	$1.15	$1.31
Adjusted weighted average diluted shares outstanding (3)	32,299	31,398	32,085	31,675

(1)
Adjusted income tax provision was calculated using an adjusted effective tax rate, excluding discrete items, for each respective period.
(2)
For Net Income (loss) per diluted share, the interest expense and amortization of note costs and the weighted average shares for the 2025 and 2026 notes were excluded from the calculation for the three and nine months ended September 30, 2024 and September 30, 2023 due to the anti-dilutive nature.
(3)
Adjusted weighted average diluted shares outstanding for both the three and nine months ending, September 30, 2024 includes 3.4 million shares related to unvested stock awards calculated using the treasury method and the dilutive impact on the if converted basis of our convertible bond. Adjusted weighted average diluted shares outstanding for the three and nine months ended September 30, 2023 include 3.3 million and 3.4 million shares, respectively, related to unvested stock awards calculated using the treasury method and the dilutive impact on the if converted bases of our convertible bond.

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